Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is made effective as of August 2, 2007 by and between Bronco Drilling Company, Inc., a Delaware corporation (the “Company”), and Zachary M. Graves, an individual (the “Executive”). Terms used but not otherwise defined herein shall have the meaning set forth in that certain Employment Agreement, dated as of August 8, 2006, by and between the Company and the Executive (the “Employment Agreement”).

WHEREAS, the Company and the Executive desire to modify the Employment Agreement pursuant to Section 11.5 thereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereto agree as follows:

1.  Section 2.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

2.2 Modifications. The precise duties to be performed by the Executive may be extended or curtailed in the discretion of the Board. However, the occurrence of any one or more of the following events (such events, individually and collectively, “Good Reason”) shall constitute termination without Cause (as hereinafter defined): (a) a reduction in the Executive’s then current Base Salary (as hereinafter defined) or a significant reduction in the Executive’s then current benefits as provided in Section 4 hereof; (b) a demotion by means of a reduction in authority, responsibilities, duties or titles to a position of less stature or importance with the Company or an assignment of duties materially inconsistent with the Executive’s position, authority, duties or responsibility; (c) the Company’s principal executive officers are moved to a location more than 25 miles from its current location or the Executive is required to be based anywhere other than the Company’s principal executive offices; (d) a failure by the Company to require any successor to the Company or to all or substantially all of the business or assets of the Company to expressly assume the obligations of the Company under this Agreement; or (e) a breach by the Company of a material provision of this Agreement or any other material plan or program covering the Executive.

2.  Section 2.2 of the Employment Agreement is hereby amended by the addition of the following sentence to the end of Section 2.2:

Notwithstanding anything in this Agreement to the contrary, in the event the Executive provides written notice to the Company that he is terminating his employment for Good Reason, other than in connection with a termination upon a Change of Control (as hereinafter defined), the Executive shall receive the termination compensation provided in Section 6.1(a) hereof within ten (10) days of receipt by the Company of written notice of such termination.

3.  Section 6.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

6.3 Termination in Connection with a Change of Control. The Executive will be entitled to terminate this Agreement with or without Cause or Good Reason at anytime within two (2) years following a Change of Control by providing written notice to the Company (or any successor to the Company or any parent corporation of the Company). Within ten (10) days of the Company’s (or any successor to the Company or any parent corporation of the Company) receipt of such notice, the Executive shall receive a severance payment (in addition to any other rights and other amounts payable to the Executive under Section 6.7 or under Company plans in which the Executive is a participant) payable in a lump sum in cash an amount equal to the sum of the following: (i) three (3) times the sum of the Executive’s highest paid annual Base Salary plus the bonus paid pursuant to Section 4.2 (based on the average of the last three years’ annual bonuses or such lesser number of years as the Executive may have been employed); plus (ii) any applicable Gross-Up Payment. If the foregoing amount is not paid within ten (10) days after the notice of such termination is received by the Company, the unpaid amount will bear interest at the per annum rate of 12% per annum. Notwithstanding the foregoing, if at the time of such termination the Executive is a “specified employee” as defined in regulations under Section 409A of the Code, such payment will be made on the first day which is more than six (6) months following the termination. In connection with any Change of Control, the Company shall obtain the assumption of this Agreement, without limitation or reduction, by any successor to the Company or any parent corporation of the Company. In the event the Company (or any successor to the Company or any parent corporation of the Company) terminates this Agreement, with or without Cause, within two (2) years following a Change of Control, the Executive shall be entitled to the severance payment set forth in this Section 6.3 on the same terms as if the Executive elected to terminate this Agreement under this Section 6.3.

For the purpose of this Agreement, a “Change of Control” means the occurrence of any of the following events:

(a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this Section 6.3(a), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company will not constitute a Change in Control.

(b)  The individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof.

(c)  The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (i) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one ore more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(d)  The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

4.  The terms and provisions of the Employment Agreement shall remain in full force and effect except as amended hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Employment Agreement effective the date first above written.

                                            THE COMPANY:

                                            BRONCO DRILLING COMPANY, INC.

                                            By:/s/ MARK DUBBERSTEIN
                                                  Mark Dubberstein, President

                                            THE EXECUTIVE:

                                            /s/ ZACHARY M. GRAVES
                                            Zachary M. Graves